Exhibit 99.1

FOR IMMEDIATE RELEASE	Media relations contact:
Charles Coleman, (626) 302-7982

Investor relations contact:
Scott Cunningham, (626) 302-2540

Edison International Reports Third Quarter 2011 Results;

Increases 2011 Earnings Guidance

•	Company reported third quarter 2011 basic earnings of $1.31 per share, compared to $1.56 in the same quarter last year.

•	Core earnings reported for the third quarter 2011 were $1.31 per share, compared to $1.46 in the same quarter last year.

•	2011 core earnings guidance increased to a range of $2.90 to $3.00 per share.

ROSEMEAD, Calif., Nov. 2, 2011 – Edison International (NYSE: EIX) today reported third quarter 2011 basic earnings of $1.31 per share compared to $1.56 per share in the same quarter last year. Results for the 2010 period included a non-core earnings benefit relating to the California impact of a federal tax settlement. Excluding the non-core item and discontinued operations, third quarter 2011 core earnings were $1.31 per share compared to $1.46 per share in the third quarter of 2010. Higher Southern California Edison (SCE) core earnings were more than offset by lower results at Edison Mission Group (EMG).

“We are pleased that our third quarter financial results are consistent with delivering 2011 earnings at the high end of our guidance range,” said Ted Craver, chairman and chief executive officer of Edison International. “Based on our improved outlook across the company, we have increased our 2011 core earnings guidance to a range of $2.90 to $3.00 per share.”

Third Quarter Earnings Detail

SCE’s third quarter 2011 basic earnings were $1.25 per share compared to $1.21 per share in the third quarter of 2010. Core earnings were $1.25 per share compared to $1.08 per share in the same quarter last year. Core earnings increased primarily due to rate base growth and lower income taxes.

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Note: GAAP earnings and losses refer to net income or losses attributable to Edison International throughout this release. Core earnings are a non-GAAP financial measure. See Reconciliation of Core Earnings to GAAP Earnings and Reconciliation of Core Earnings Per Share Guidance to Basic Earnings Per Share Guidance.

Edison International Reports Third Quarter 2011 Financial Results

EMG’s third quarter 2011 basic earnings were $0.10 per share compared to $0.34 per share in the third quarter of 2010. Core earnings were $0.10 per share compared to $0.37 per share in the same quarter last year. 2011 results were due to lower capacity revenues, realized energy prices, merchant coal plant generation, and trading income, as well as lower capacity factors from renewable projects. Prior period results also included a gain from the sale of bankruptcy claims.

Edison International parent company and other reported third quarter 2011 basic and core losses of $(0.04) per share. Third quarter 2010 basic and core earnings were $0.01 per share reflecting income tax benefits recorded during this period.

Year-to-Date Earnings Summary

Edison International reported basic earnings of $2.46 per share for the nine-month period ending September 30, 2011, compared to $3.33 per share for the same period last year. Core earnings for the first nine months of 2011 were $2.47 per share compared to $2.90 per share for the same period in 2010. Non-core items included a $(0.01) per share loss in the 2011 period compared to a $0.43 per share benefit in the 2010 period, primarily related to tax settlements and the impact of health care legislation.

Year-to-Date Earnings Detail

SCE’s year-to-date basic earnings through September 30, 2011, were $2.57 per share compared to $2.63 per share in the same period last year. Core earnings for the first nine months of 2011 were $2.57 per share compared to $2.45 per share for the same period in 2010. The year-to-date increase was due to rate base growth partially offset by higher income tax expense, including a $0.12 per share benefit in the second quarter of 2010 from a change in tax accounting for asset removal costs primarily related to SCE’s infrastructure replacement program. Non-core items in the 2010 period included a $0.30 per share benefit from tax settlements and a $0.12 per share charge related to the tax impact of health care legislation.

EMG’s year-to-date basic losses were $(0.05) per share compared to $0.66 per share earnings in the same period last year. Year-to-date core losses were $(0.04) per share compared to earnings of $0.49 per share in the 2010 period. The decrease in year-to-date core earnings was due to lower realized energy prices, merchant coal plant generation, and trading income, as well as higher interest expense related to renewable projects. Non-core items included a $0.16 per share benefit from tax settlements and a $0.01 per share benefit from discontinued operations in the 2010 period.

Edison International parent company and other reported basic losses through September 30, 2011, of $(0.06) per share compared to basic earnings of $0.04 per share in the same period last year. Core losses were $(0.06) per share in the 2011 period and $(0.04) per share in the 2010 period, with the decline due primarily to consolidated income tax benefits recorded in the 2010 period.

Edison International Reports Third Quarter 2011 Financial Results

2011 Earnings Guidance

Edison International increased its 2011 core earnings guidance to $2.90 to $3.00 per share, and increased its basic earnings per share guidance to $2.89 to $2.99 per share. The increased guidance is based on an improved outlook across the company. See the risk disclosure statement on page 4 and the financial teleconference presentation accompanying the company’s earnings conference call for further information.

Reconciliation of Core Earnings Guidance to

Basic Earnings Guidance1

Core Earnings Per Share[1]	August 4, 2011 2011 Earnings Guidance	November 2, 2011 2011 Earnings Guidance
EIX core earnings	$ 2.60 – $ 2.90	$ 2.90 – $ 3.00

Non-Core Items[2]	(0.01)	(0.01)

EIX basic earnings per share	$ 2.59 – $ 2.89	$ 2.89 - $ 2.99

Midpoint of 2011 core guidance by business segment:
SCE	$ 3.08	$ 3.15

EMG	(0.19)	(0.10)

EIX parent company and other	(0.14)	(0.10)

Total	$ 2.75	$ 2.95

1	See Use of Non-GAAP Financial Measures on page 4. Basic earnings per share refer to basic earnings per common share attributable to Edison International common shareholders.
2	Represents results of discontinued operations for the first six months and nine months of 2011, respectively.

About Edison International

Edison International, through its subsidiaries, is a generator and distributor of electric power and an investor in infrastructure and energy assets, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities, and Edison Mission Group, a competitive power generation business.

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Edison International Reports Third Quarter 2011 Financial Results

Appendix

Use of Non-GAAP Financial Measures

        Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the

Securities and Exchange Commission. Our management uses core earnings and core earnings per share (core EPS) by principal operating subsidiary internally for financial planning and for analysis of performance. We also use core earnings and core EPS by principal operating subsidiary when communicating with analysts and investors regarding our earnings results and outlook to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to net income, basic EPS, core earnings, or core EPS also applies to the description of losses or losses per share.

        Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings and core EPS are defined as GAAP earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. GAAP earnings refer to net income attributable to Edison International common shareholders or attributable to the common shareholders of each subsidiary. Core earnings are reconciled to GAAP earnings in the attached tables. EPS by principal operating subsidiary is based on the principal operating subsidiaries’ net income attributable to the common shareholders of each operating subsidiary, respectively, and Edison International’s weighted average outstanding common shares. The impact of participating securities (vested stock options that earn dividend equivalents that may participate in undistributed earnings with common stock) for each principal operating subsidiary is not material to each principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which we refer to as EIX parent company and other. EIX core EPS and core EPS by principal operating subsidiary are reconciled to basic EPS.

Risk Disclosure Statement

        Forward-looking statements about the financial outlook for Edison International and its subsidiaries are included in this news release. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Edison International’s 2010 Form 10-K, most recent Form 10-Q, and other reports filed with the Securities and Exchange Commission which are available at: www.edisoninvestor.com. These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.

Reminder: Edison International Will Hold a Conference Call Today

When:	Wednesday, November 2, 2011, 8:00 a.m. (Pacific Daylight Time)
Telephone Numbers:	1-800-369-2198 (US) and 1-773-756-4618 (Int’l) - Passcode: Edison
Telephone Replay:	1-800-294-0997 (US) and 1-203-369-3226 (Int’l) - Passcode: 468529
Webcast:	www.edisoninvestor.com

Edison International Reports Third Quarter 2011 Financial Results

Summary Financial Schedules

Third Quarter Basic Earnings Per Share

	Quarter Ended September 30,

Per Share (Unaudited)	2011	2010	Change
SCE	$ 1.25	$ 1.21	$ 0.04
EMG	0.10	0.35	(0.25)
EIX parent company and other	(0.04)	0.01	(0.05)
EIX earnings from continuing operations	1.31	1.57	(0.26)
EIX earnings (loss) from discontinued operations	—	(0.01)	0.01
EIX basic earnings[1]	$ 1.31	$ 1.56	$ (0.25)

EIX diluted earnings	$ 1.30	$ 1.56	$ (0.26)

1	The impact of participating securities on the per share amounts is included in EIX parent company and other and was zero per share for the quarter ended September 30, 2011, and zero per share for the quarter ended September 30, 2010.

Third Quarter Reconciliation of Core Earnings Per Share to Basic Earnings Per Share

			Quarter Ended September 30,

Per Share (Unaudited)			2011	2010	Change
Core Earnings[1]
SCE			$ 1.25	$ 1.08	$ 0.17
EMG			0.10	0.37	(0.27)
EIX parent company and other			(0.04)	0.01	(0.05)
EIX core earnings			1.31	1.46	(0.15)
Non-core items
Overall tax settlement			—	0.11	(0.11)
	2011	2010
SCE	—	$ 0.13
EMG	—	(0.02)
EMG – discontinued operations			—	(0.01)	0.01
Total non-core items			—	0.10	(0.10)
EIX basic earnings[1]			$ 1.31	$ 1.56	$ (0.25)

1	See Use of Non-GAAP Financial Measures on page 4. The impact of participating securities on the per share amounts is included in EIX parent company and other and was zero per share for the quarter ended September 30, 2011, and zero per share for the quarter ended September 30, 2010.

Edison International Reports Third Quarter 2011 Financial Results

Third Quarter GAAP Earnings

			Quarter Ended September 30,

(In Millions) (Unaudited)			2011	2010	Change

SCE			$ 406	$ 394	$ 12
EMG			33	114	(81)
EIX parent company and other			(13)	6	(19)
EIX earnings from continuing operations			426	514	(88)
EIX earnings (loss) from discontinued operations			—	(4)	4
EIX basic earnings			$ 426	$ 510	$ (84)

Third Quarter Reconciliation of Core Earnings to GAAP Earnings

			Quarter Ended September 30,

(In Millions) (Unaudited)			2011	2010	Change
Core Earnings[1]
SCE			$ 406	$ 352	$ 54
EMG			33	120	(87)
EIX parent company and other			(13)	5	(18)
EIX core earnings			426	477	(51)
Non-core items
Overall tax settlement			—	37	(37)
	2011	2010
SCE	$ —	$ 42
EMG	—	(6)
EIX parent company and other	—	1
EMG – discontinued operations			—	(4)	4
Total non-core items			—	33	(33)
EIX basic earnings			$ 426	$ 510	$ (84)

1	See Use of Non-GAAP Financial Measures on page 4.

Edison International Reports Third Quarter 2011 Financial Results

Year-to-Date Basic Earnings Per Share

			Year-to-Date Ended September 30,

Per Share (Unaudited)			2011	2010	Change
SCE			$ 2.57	$ 2.63	$ (0.06)
EMG			(0.04)	0.65	(0.69)
EIX parent company and other			(0.06)	0.04	(0.10)
EIX earnings from continuing operations			2.47	3.32	(0.85)
EIX earnings (loss) from discontinued operations			(0.01)	0.01	(0.02)
EIX basic earnings[1]			$ 2.46	$ 3.33	$ (0.87)

EIX diluted earnings			$ 2.45	$ 3.31	$ (0.86)

1       The impact of participating securities is included in EIX parent company and other and was zero per share for the year-to-date period ended September 30, 2011, and $(0.01) per share for the year-to-date period ended September 30, 2010.

Year-to-Date Reconciliation of Core Earnings Per Share to Basic Earnings Per Share

			Year-to-Date Ended September 30,

Per Share (Unaudited)			2011	2010	Change
Core Earnings[1]
SCE			$ 2.57	$ 2.45	$ 0.12
EMG			(0.04)	0.49	(0.53)
EIX parent company and other			(0.06)	(0.04)	(0.02)
EIX core earnings			2.47	2.90	(0.43)
Non-core items
SCE – tax impacts of health care legislation			—	(0.12)	0.12
Overall tax settlement			—	0.54	(0.54)
	2011	2010
SCE	$ —	$ 0.30
EMG	—	0.16
EIX parent company and other	—	0.08
EMG – discontinued operations			(0.01)	0.01	(0.02)
Total non-core items			(0.01)	0.43	(0.44)
EIX basic earnings[1]			$ 2.46	$ 3.33	$ (0.87)

1	See Use of Non-GAAP Financial Measures on page 4. The impact of participating securities is included in EIX parent company and other and was zero per share for the year-to-date period ended September 30, 2011, and $(0.01) per share for year-to-date period ended September 30, 2010.

Edison International Reports Third Quarter 2011 Financial Results

Year-to-Date GAAP Earnings

			Year-to-Date Ended September 30,

(In Millions) (Unaudited)			2011	2010	Change
SCE			$ 838	$ 858	$ (20)
EMG			(14)	210	(224)
EIX parent company and other			(19)	18	(37)
EIX earnings from continuing operations			805	1,086	(281)
EIX earnings (loss) from discontinued operations			(3)	4	(7)
EIX basic earnings			$ 802	$ 1,090	$ (288)

Year-to-Date Reconciliation of Core Earnings to GAAP Earnings

			Year-to-Date Ended September 30,

(In Millions) (Unaudited)			2011	2010	Change
Core Earnings[1]
SCE			$ 838	$ 802	$ 36
EMG			(14)	158	(172)
EIX parent company and other			(19)	(10)	(9)
EIX core earnings			805	950	(145)
Non-core items
SCE – tax impacts of health care legislation			—	(39)	39
Overall tax settlement			—	175	(175)
	2011	2010
SCE	$ —	$ 95
EMG	—	52
EIX parent company and other	—	28
EMG – discontinued operations			(3)	4	(7)
Total non-core items			(3)	140	(143)
EIX basic earnings			$ 802	$ 1,090	$ (288)

1	See Use of Non-GAAP Financial Measures on page 4.

Financial Statements

The company’s financial statements for the quarter and year-to-date periods ending September 30, 2011, are available under Item 1. Financial Statements in Edison International’s Form 10-Q filed on November 2, 2011, at www.edison.com/Q32011schedules.

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